Exhibit 1.1

Execution Version

MONSANTO COMPANY

DEBT SECURITIES

UNDERWRITING AGREEMENT

November 4, 2013

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters named in the

respective Pricing Agreements hereinafter described.

Ladies and Gentlemen:

From time to time Monsanto Company, a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each, a “Pricing Agreement”), substantially in the form of Exhibit I attached hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Indenture, dated as of August 1, 2002, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”).

1. Pricing Agreements. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement, as defined below) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of electronic communications or other transmission method satisfactory to the Company and the Representatives. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

At or prior to the time of the first agreement by an Underwriter for the sale of Designated Securities, which time is indicated on Schedule II to the Pricing Agreement (the “Time of Sale”), the Company will prepare the Time of Sale Information (as defined below) for such offering of Securities. “Time of Sale Information” means (i) the Preliminary Prospectus (as defined below) used most recently prior to the Time of Sale, (ii) the final term sheet prepared and filed pursuant to Rule 433 (“Rule 433”) under the Securities Act, (the “Pricing Term Sheet”) in the form of Schedule IV to the Pricing Agreement, (iii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III to the Pricing Agreement, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date of this Agreement:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form S-3 (No. 333-177947), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. “Registration Statement” means such registration statement in the form filed with the

Commission as of any specified time (or, if no time is specified, as of the Time of Sale, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be part thereof pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Securities Act, that has not been superseded or modified). For purposes of such definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. “Prospectus” means, in respect of any Designated Securities, the final prospectus supplement and prospectus relating to such Designated Securities filed by the Company with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act prior to the Time of Delivery (as defined below), including the documents incorporated by reference therein; and “Preliminary Prospectus” means, in respect of any Designated Securities, any preliminary prospectus or preliminary prospectus supplement included in the Registration Statement or filed with the Commission pursuant to Rule 424(b), including the documents incorporated by reference therein.

(b) The Registration Statement complies, each Preliminary Prospectus complied, when filed with the Commission, and the Prospectus complies or will comply when filed with the Commission, as applicable, in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission (the “Rules and Regulations”). The Registration Statement, as of its effective date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as of the Time of Delivery, will not include any untrue statement of a material fact, and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Information, at the Time of Sale, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 2(b) do not apply to statements in or omissions from the Registration Statement, the Prospectus or the Time of Sale Information based upon information furnished to the Company by or on behalf of the Underwriters expressly for use therein, which consists solely of the following information in the Preliminary Prospectus and Prospectus each, under the caption “Underwriting”: (a) the information contained in the list of Underwriters in the first paragraph; (b) the first, second, third and fourth sentences in the third paragraph related to the offering prices, concessions and reallowances; (c) the second sentence in the fourth paragraph related to market making; and (d) the fifth, sixth and seventh paragraphs related to short sales, stabilizing transactions, purchases to cover positions created by short sales and penalty bids (collectively, the “Underwriter Information”).

(c) The Company was not and is not an ineligible issuer as defined in Rule 405 (“Rule 405”) under the Securities Act at any applicable time in connection with the offering of the Securities.

(d) No Issuer Free Writing Prospectus referred to in Schedule III to the Pricing Agreement will, as of the Time of Sale, conflict with the information contained in the Registration Statement or the Prospectus; and no such Issuer Free Writing Prospectus, as supplemented by and taken together with the other Time of Sale Information as of the Time of Sale, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information. No statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted from the Prospectus.

(e) The Company has complied with the applicable requirements of Rule 164 (“Rule 164”) and Rule 433 under the Securities Act with respect to any Underwriter Free Writing Prospectus that has been delivered to it by the Representatives to the same extent as if it were an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) The documents incorporated by reference in the Registration Statement, in the Prospectus and in the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, in the Prospectus or in the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in advance by the Representative. Each such Issuer Free Writing Prospectus complied or will comply in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus or Prospectus (including any amendments or supplements thereto) accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(h) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material decrease in the outstanding capital stock (other than repurchases of common stock pursuant to previously disclosed programs or employee plans, disclosed or incorporated by reference in the Prospectus and the Time of Sale Information), or any material increase in the long-term debt of the Company and its subsidiaries considered as a whole, or any material adverse change, or any development known to the Company involving a prospective material adverse change, in or affecting the business, financial position, shareowners’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus and the Time of Sale Information (including the documents incorporated by reference therein).

(i) The Company and each subsidiary of the Company whose sales or total assets for the most recent fiscal year exceeded 10% of the consolidated sales or total assets, respectively, of the Company and its subsidiaries (each, a “Principal Subsidiary” and collectively, the “Principal Subsidiaries”), has been duly incorporated and is validly existing as a corporation or other entity under the laws of its jurisdiction of incorporation, with corporate (or entity) power and authority to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information. The Company is in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, financial condition, shareowners’ equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”). Monsanto do Brasil Ltda. is the only subsidiary of the Company which is a Principal Subsidiary as of the end of the Company’s most recent fiscal year.

(j) Except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, all of the issued and outstanding capital stock or other ownership interests of each Principal Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that are immaterial to the Company and its subsidiaries taken as a whole.

(k) The Company has an authorized capitalization as set forth in the Prospectus and the Time of Sale Information, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(l) This Agreement and the Pricing Agreement relating to the Designated Securities have been duly authorized, executed and delivered by the Company.

(m) The Designated Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture conforms, and the Designated Securities will conform, in all material respects to the descriptions thereof contained in the Prospectus and Time of Sale Information.

(n) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated:

(i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than such as would not reasonably be expected to have a Material Adverse Effect or affect the validity of the Designated Securities or the legal authority of the Company to comply with the Designated Securities, the Indenture, the Agreement or any Pricing Agreement;

(ii) will not result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, as amended;

(iii) will not result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company or any of its properties other than such as would not reasonably be expected to have a Material Adverse Effect or affect the validity of the Designated Securities or the legal authority of the Company to comply with the Designated Securities, the Indenture, this Agreement or any Pricing Agreement (except to the extent that the issue and sale of the Designated Securities as contemplated by this Agreement and the distribution of the Designated Securities by the Underwriters may result in violations of state securities or Blue Sky laws); and

(iv) except as set forth in the Registration Statement, the Prospectus or the Time of Sale Information, will not require any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company for the issue and sale of the Designated Securities or the consummation by the Company of the other transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities as contemplated by this Agreement and any Pricing Agreement and the distribution of the Designated Securities by the Underwriters.

(o) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities, other than as set forth in the Prospectus and the Time of Sale Information and other than those which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to issue the Designated Securities.

(p) Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) The audited financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the consolidated financial position of the Company and its subsidiaries, and its results of operations and consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as otherwise stated therein; any unaudited consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly the consolidated financial position of the Company and its subsidiaries and its results of operations and consolidated cash flows, as of the dates and for the periods indicated, subject to any year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein, and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; any selected financial and accounting data included in the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements for the Company, except as otherwise stated therein. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information shown therein, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information present the information called for in all material respects and was prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(r) The Company is not aware of any valid and enforceable patent and proprietary rights (as defined herein) that are presently employed by the Company or its Principal Subsidiaries in connection with the business now operated by them and that are not licensed to the Company or its Principal Subsidiaries, where the lack of such license would reasonably be expected to have a Material Adverse Effect. The Company does not believe that any patent and proprietary right that it owns is invalid or unenforceable, where such invalidity or unenforceability would reasonably be expected to result in a Material Adverse Effect. For purposes of this section, “patent and proprietary rights” shall mean patents, copyrights, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, trademarks, service marks and trade names.

(s) Except as otherwise stated in the Registration Statement, the Prospectus and the Time of Sale Information and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (A) neither the Company nor any of its Principal Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), and (B) neither the Company nor any of its Principal Subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements.

(t) The Company is not and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(u) Except as otherwise stated in the Registration Statement, the Prospectus and the Time of Sale Information, there is and, since September 1, 2012, has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(v) The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and concluded, as of the most recent evaluation date required by the Exchange Act, that the design and operation of these disclosure controls and procedures were effective to provide reasonable assurance of the achievement of the objectives described above.

(w) The Company and its subsidiaries maintain systems of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act, “Internal Control Over Financial Reporting”) that comply in all material respects with the requirements of the Exchange Act and have been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company and its subsidiaries; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the financial statements. The Company’s management has evaluated the effectiveness of the Company’s Internal Control Over Financial Reporting, as required by Rule 13a-15 under the Exchange Act, and has concluded that, as of the most recent evaluation date required by the Exchange Act (the “Evaluation Date”), the Company maintained effective Internal Control Over Financial Reporting. Since the Evaluation Date, and except as disclosed in the Prospectus and the Time of Sale Information, management of the Company has not become aware of any change in the Company’s Internal Control Over Financial Reporting that has materially affected, or is reasonably likely to materially affect, the Company’s Internal Control Over Financial Reporting.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company organized or has any facilities located in a country or territory that is the subject of Sanctions in violation of applicable law; and the Company will not directly or indirectly use the proceeds of the sale of the Designated Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(z) Except as disclosed in the Prospectus and the Time of Sale Information and except for any claims of prior violations which have been resolved, none of the Company, any of its subsidiaries or, to the best knowledge and belief of the officers of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or the U.K. Bribery Act 2010 (the “Bribery Act”); and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

3. Offering of Designated Securities. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Purchase of Designated Securities. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in the Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor, which payment, unless otherwise specified in the Pricing Agreement, shall be made by wire transfer of immediately available funds to the account specified by the Company by written notice to the Representatives delivered at least forty-eight hours in advance, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5. Agreements of the Company. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; to file any Issuer Free Writing Prospectus (including the Pricing Term Sheet) to the extent required by Rule 433 under the Securities Act; not to make, prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, and to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities, in any case, which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof.

(b) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below), and during such same period to advise the Representatives, promptly after it receives notice hereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or mailed for filing, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or of any proceeding pursuant to Section 8A of the Securities Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Securities by any Underwriter or dealer.

(c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such United States jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided, that, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of the Pricing Agreement relating to such Securities shall be at the expense of the Representatives for such Securities.

(d) No later than the time agreed to by the Representatives following the date of the applicable Pricing Agreement, and from time to time thereafter, to furnish the Underwriters with copies of the Prospectus as amended or supplemented and each Issuer Free Writing Prospectus (to the extent not previously delivered) in such quantities as the Representatives may from time to time reasonably request.

(e) To notify the Representatives if, during the Prospectus Delivery Period, (i) any event shall have occurred as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, when such Prospectus, Time of Sale Information or Issuer Free Writing Prospectus is delivered, not misleading; or (ii) it shall be necessary during such period, for any other reason, to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus or to file under the Exchange Act any document to be incorporated by reference in the Prospectus and the Time of Sale Information in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act.

(f) Upon the request of the Representatives, and subject to subsection (a) of this Section 5, to file such document(s) referred to in subparagraph (e) (to the extent required) and to prepare and furnish without charge to each Underwriter and to each other broker-dealer participating with them in the distribution of such Securities as many copies as the Representatives may from time to time reasonably request of an amendment of or supplement to the Prospectus, Time of Sale Information or Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance.

(g) To prepare and deliver to the Representatives or any such other broker-dealer that is required to deliver a prospectus in connection with sales of any Securities at any time nine months or more after the date of the Pricing Agreement relating to such Securities, upon the request of the Representatives but at the expense of the Underwriters or such other brokers, as the case may be, as many copies as the Representatives may request of any such amendment or supplement to the Prospectus, Time of Sale Information or Issuer Free Writing Prospectus.

(h) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(i) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives or (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives.

(j) Pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(k) To comply with the applicable requirements of Rules 164 and 433 under the Securities Act with respect to any Underwriter Free Writing Prospectus which has been delivered to the Company by the Representatives to the same extent as if it were an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act other than (i) a free writing prospectus that would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus referred to on Schedule III to the Pricing Agreement or referred to in Section 2(d) or 5(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) Notwithstanding the foregoing the Underwriters may use the Pricing Term Sheet without the consent of the Company.

7. Expenses of the Offering. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act, and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any Time of Sale Information and (except as otherwise expressly provided in Section 5(g) hereof) amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any other broker-dealers participating in the distribution of the Securities; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents reasonably required in connection with the offering, purchase, sale and delivery of the Securities; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee and any agent of the Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct in all material respects, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; each Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Company, the validity of the Indenture, the Designated Securities, the Registration Statement, the Prospectus as amended or supplemented, the Time of Sale Information and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) The General Counsel of the Company, or other counsel for the Company satisfactory to the Representatives, shall have furnished to the Representatives such counsel’s written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, substantially to the effect that:

(i) The Company and each Principal Subsidiary has been duly incorporated and each is validly existing as a corporation or other entity under the laws of its jurisdiction of incorporation, has all requisite corporate (or entity) power and authority to own, lease and operate its properties and to conduct its business in all material respects as it is currently being conducted and as described in the Prospectus and the Time of Sale Information; the Company is in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction listed in an exhibit to such opinion, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect;

(ii) Each of this Agreement and the Pricing Agreement with respect to the Designated Securities has been duly authorized, executed and delivered by the Company;

(iii) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities, other than as set forth in the Prospectus and the Time of Sale Information and other than those which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(iv) The Designated Securities have been duly authorized by the Company; assuming (a) that they have been duly signed by the manual or facsimile signatures of officers (specified in such opinion) of the Company (provided that counsel shall not make the assumption in this clause (a) with respect to Designated Securities that are global securities), and (b) that the Designated Securities have been duly authenticated by the Trustee under the Indenture, when issued and delivered to the Underwriters in exchange for payment therefor in accordance with the terms of this Agreement, the Designated Securities shall constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and the Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus and the Time of Sale Information;

(v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; the Indenture has been duly qualified under the Trust Indenture Act;

(vi) The statements set forth in the Prospectus and the Time of Sale Information under the captions “Description of Notes” and “Description of Debt Securities” (or similar headings referring to the Designated Securities), insofar as they purport to constitute a summary of the terms of the Securities and the provisions of the documents referred to therein, are accurate summaries of the material terms thereof;

(vii) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than such as would not reasonably be expected to have a Material Adverse Effect or affect the validity of the Designated Securities or the legal authority of the Company to comply with the Designated Securities, the Indenture, this Agreement or the Pricing Agreement; nor will such actions result in a violation of the provisions of the Certificate of Incorporation, as amended, or the By-laws of the Company; nor will any such action result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company or any of its subsidiaries or any of their properties other than such as would not reasonably be expected to have a Material Adverse Effect or affect the validity of the Designated Securities or the legal authority of the Company to comply with the Designated Securities, the Indenture, this Agreement or the Pricing Agreement (except to the extent that the issue and sale of the Designated Securities as contemplated by this Agreement and the Pricing Agreement and the distribution of the Designated Securities by the Underwriters may result in violations of state securities or Blue Sky laws); and except as set forth in the Registration Statement or the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any New York State or Federal court or any such New York State or Federal regulatory authority or other governmental body having jurisdiction over the Company is required for the issue and sale of the Designated Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement or the Pricing Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters, as to which such counsel need express no opinion;

(viii) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(ix) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than the financial statements and related notes and schedules and other financial, statistical and accounting data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the Trust Indenture Act (other than the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) and the rules and regulations thereunder; and the information included in the Registration Statement in response to Item 10 (insofar as it relates to such counsel) of Form S-3 is to the best of such counsel’s knowledge an accurate statement of the matter therein set forth and fairly presents the information called for with respect to that matter by the Securities Act and the rules and regulations thereunder;

(x) The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b) under the Securities Act, any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by Rule 433 and, based solely upon an oral acknowledgment by the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to the best of such counsel’s knowledge, no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been initiated or are pending or threatened by the Commission; and

(xi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Such counsel may also state that during the preparation of the Registration Statement, the Prospectus and the Time of Sale Information, such counsel has participated in conferences with officers and other representatives of the Company, representatives of Deloitte & Touche LLP, the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Prospectus and the Time of Sale Information and related matters were discussed, reviewed and revised. Although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of such contents (except as expressly indicated in subparagraph (vi) above) and has not made any independent investigation or verification thereof, on the basis of the information which was developed in the course thereof, considered in light of such counsel’s understanding of applicable law and the experience such counsel has gained through its practice thereunder, nothing has come to such counsel’s attention which causes it to believe that: (A) that the Registration Statement or any post-effective amendment thereto, at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company’s Annual Report on Form 10-K with the Commission) became effective and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus as of its date and the Time of Delivery included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the Time of Sale Information, at the Time of Sale (which the Representatives have informed such counsel was the time prior to the first use of the Free Writing Prospectus) and, as amended or supplemented, if applicable, as of the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any belief as to the financial statements, related notes and supporting schedules and other financial, statistical and accounting data included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information or omitted therefrom or as to the Trustee’s Statement of Eligibility on Form T-1. Such counsel shall also state that such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

In rendering the foregoing opinion, such counsel may rely upon opinions of local counsel (which may include counsel for the Representatives) satisfactory in form and scope to counsel for the Representatives.

(d) At the date hereof and at the Time of Delivery, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type referred to in AICPA Statement on Auditing Standards No. 72 (or any successor standard thereto).

(e) Since the respective dates as of which information is given in the Prospectus (including any amendments or supplements prior to the execution of the Pricing Agreement relating to the Designated Securities) and the Time of Sale Information, there shall not have been any material decrease in the outstanding capital stock (other than repurchases of common stock pursuant to previously disclosed programs or employee plans, disclosed or incorporated by reference in the Prospectus and the Time of Sale Information), or any material increase in the long-term debt of the Company and its subsidiaries considered as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, shareowners’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus and the Time of Sale Information (including the documents incorporated by reference therein), the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by this Agreement, the Prospectus and the Time of Sale Information.

(f) On or after the earlier of (A) the Time of Sale and (B) the execution of the Pricing Agreement relating to the Designated Securities no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company by Fitch Ratings Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(g) On or after the earlier of (A) the Time of Sale and (B) the execution of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following events, the effect of which on the financial markets in each case, in the judgment of the Representatives, is such as to make it impracticable or inadvisable for the Underwriters to proceed with the offering, sale or delivery of the Designated Securities in the manner contemplated by this Agreement, the Prospectus and the Time of Sale Information: (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange; (ii) a banking moratorium shall have been declared either by federal or New York State authorities; (iii) there shall have occurred any outbreak or escalation of hostilities involving the United States, or declaration by the United States of a national emergency or war;

(iv) any calamity or crisis within or without the United States affecting U.S. or international financial markets; or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States.

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy in all material respects of the representations and warranties of the Company herein at the date hereof and as of such Time of Delivery and as to the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and the Company also shall have furnished to the Representatives a certificate of officers of the Company satisfactory to the Representatives as to the matters set forth in subsection (a) of this Section.

(i) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses.

9. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter, the affiliates, directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which any such person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any preliminary prospectus, or any amendment or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse (within a reasonable time after the same is incurred, and subject to a right to audit) each such indemnified person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any preliminary prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information. Each Underwriter acknowledges that the indemnity agreement in this subsection (a) does not extend to any liability which such Underwriter might have under Section 5(b) of the Securities Act by reason of the fact that such Underwriter sold Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference), the Prospectus as amended or supplemented (excluding documents incorporated by reference), any other prospectus relating to the Designated Securities (excluding documents incorporated by reference) or any amendment or supplement relating thereto (excluding documents incorporated by reference), as the case may be, if the Company has made available copies thereof to such Underwriter.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the affiliates, directors, officers, employees and agents of the Company and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act against any losses, claims, damages or liabilities to which any such person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any preliminary prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any preliminary prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Information; and will reimburse (within a reasonable time after the same is incurred, and subject to a right to audit) each such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.

(c) Promptly, but not later than 30 days, after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof as provided above, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, shall pay the reasonable fees and expenses of such proceeding and shall pay such fees and expenses of counsel related to such proceeding within a reasonable time after the same is incurred, and subject to a right to audit. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed within a reasonable time after the same is incurred, and subject to a right to audit. Any such separate firm for any Underwriter, its affiliates, officers and directors and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein or is insufficient to hold harmless an indemnified party against any of such losses, claims, damages or liabilities (or actions in respect thereto), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. Default by An Underwriter.

(a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties reasonably satisfactory to the Company to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters made by the Representatives or the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. Effect of Termination of Pricing Agreement. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 7 and Section 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 7 and Section 9 hereof.

13. Representatives; Delivery of Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be delivered or sent by mail, electronic or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, electronic or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. No Third Party Beneficiaries. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, and may be relied upon only by, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement (including, without limitation, the representations and warranties set forth herein and therein). No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Underwriters Not Fiduciaries. The Company acknowledges and agrees that the Underwriters named in the Pricing Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, an agent of, or in a similar capacity with respect to, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Pricing Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and not on behalf of the Company.

16. Definitions.

(a)	“business day” is defined in Section 17.

(b)	“Commission” is defined in Section 2(a).

(c)	“Company” is defined in the first paragraph of this Agreement.

(d)	“Designated Securities” is defined in the first paragraph of this Agreement.

(e)	“Environmental Laws” is defined in Section 2(s).

(f)	“Evaluation Date” is defined in Section 2(w).

(g)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)	“FCPA” is defined in Section 2(z).

(i)	“Hazardous Materials” is defined in Section 2(s).

(j)	“HMT” is defined in Section 2(y).

(k)	“Indenture” is defined in the second paragraph of this Agreement.

(l)	“Internal Control Over Financial Reporting” is defined in Section 2(w).

(m)	“Investment Company Act” is defined in Section 2(t).

(n)	“Issuer Free Writing Prospectus” is defined in Section 2(g).

(o)	“Material Adverse Effect” is defined in Section 2(i).

(p)	“Money Laundering Laws” is defined in Section 2(x).

(q)	“OFAC” is defined in Section 2(y).

(r)	“Preliminary Prospectus” is defined in Section 2(a).

(s)	“Pricing Agreement” is defined in the first paragraph of this Agreement.

(t)	“Pricing Term Sheet” is defined in Section 1.

(u)	“Principal Subsidiary” is defined in Section 2(i).

(v)	“Prospectus” is defined in Section 2(a).

(w)	“Prospectus Delivery Period” is defined in Section 5(b).

(x)	“Registration Statement” is defined in Section 2(a).

(y)	“Representatives” is defined in Section 1.

(z)	“Rule 164” is defined in Section 2(e).

(aa)	“Rule 405” is defined in Section 2(c).

(bb)	“Rule 424(b)” is defined in Section 2(a).

(cc)	“Rule 430B” and “Rule 430C” is defined in Section 2(a).

(dd)	“Rule 433” is defined in Section 1.

(ee)	“Rules and Regulations” is defined in Section 2(b).

(ff)	“Sarbanes Oxley Act” is defined in Section 2(u).

(gg)	“Securities” is defined in the first paragraph of this Agreement.

(hh)	“Securities Act” means the Securities Act of 1933, as amended.

(ii)	“Time of Delivery” is defined in Section 4.

(jj)	“Time of Sale” is defined in Section 1.

(kk)	“Time of Sale Information” is defined in Section 1.

(ll)	“Trust Indenture Act” is defined in Section 2(b).

(mm)	“Underwriter Free Writing Prospectus” is defined in Section 6(a).

(nn)	“Underwriter Information” is defined in Section 2(b).

(oo)	“Underwriters” is defined in the first paragraph of this Agreement.

(pp)	“UNSC” is defined in Section 2(y).

17. Time of Essence; Business Day. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Governing Law. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Execution in Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

[The Remainder of this Page Intentionally Left Blank]

Very truly yours,

MONSANTO COMPANY

By:	/s/ Tom D. Hartley
Name: Tom D. Hartley
Title: Vice President & Treasurer

EXHIBIT I

PRICING AGREEMENT

November 4, 2013

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several

Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

MONSANTO COMPANY, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 4, 2013 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement which refers to the Prospectus and the Time of Sale Information shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Time of Sale Information (each as therein defined), and also a representation and warranty as of

EXHIBIT I-1

the date of this Pricing Agreement in relation to the Prospectus and the Time of Sale Information relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II thereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Schedule III hereto sets forth the Free Writing Prospectuses, if any, included in the Time of Sale Information.

Schedule IV hereto sets forth the Pricing Term Sheet relating to the Designated Securities to be filed pursuant to Rule 433 under the Securities Act.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

EXHIBIT I-2

Very truly yours,

MONSANTO COMPANY

By:	/s/ Tom D. Hartley
Name: Tom D. Hartley
Title: Vice President & Treasurer

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Happy Hazelton
Name: Happy Hazelton
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

On behalf of themselves and each of the other Underwriters

SCHEDULE I

Underwriter	Principal Amount of Notes due 2016	Principal Amount of Notes due 2018	Principal Amount of Notes due 2043
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$73,897,000	$55,421,000	$55,421,000
Morgan Stanley & Co. LLC	73,897,000	55,421,000	55,421,000
Citigroup Global Markets Inc.	57,832,000	43,373,000	43,373,000
Goldman, Sachs & Co.	57,832,000	43,373,000	43,373,000
J.P. Morgan Securities LLC.	57,832,000	43,373,000	43,373,000
Barclays Capital Inc.	15,100,000	11,325,000	11,325,000
Mitsubishi UFJ Securities (USA), Inc.	15,100,000	11,325,000	11,325,000
RBS Securities Inc.	15,100,000	11,325,000	11,325,000
Credit Agricole Securities (USA) Inc.	3,855,000	2,892,000	2,892,000
Mizuho Securities USA Inc.	3,855,000	2,892,000	2,892,000
Rabo Securities USA, Inc.	3,855,000	2,892,000	2,892,000
Wells Fargo Securities, LLC	3,855,000	2,892,000	2,892,000
BNY Mellon Capital Markets, LLC	2,570,000	1,928,000	1,928,000
Fifth Third Securities, Inc.	2,570,000	1,928,000	1,928,000
Santander Investment Securities Inc.	2,570,000	1,928,000	1,928,000
SG Americas Securities, LLC	2,570,000	1,928,000	1,928,000
Standard Chartered Bank	2,570,000	1,928,000	1,928,000
UniCredit Capital Markets LLC.	2,570,000	1,928,000	1,928,000
The Williams Capital Group, L.P.	2,570,000	1,928,000	1,928,000
Total	$400,000,000	$300,000,000	$300,000,000

SCHEDULE I - 1

SCHEDULE II

Title of Designated Securities:	Floating Rate Senior Notes due 2016	1.850% Senior Notes due 2018	4.650% Senior Notes due 2043

Aggregate Principal Amount:	$400,000,000	$300,000,000	$300,000,000

Price to Public:	100.000% of the principal amount of the Designated Securities, plus accrued interest from November 7, 2013	99.861% of the principal amount of the Designated Securities, plus accrued interest from November 7, 2013	99.951% of the principal amount of the Designated Securities, plus accrued interest from November 7, 2013

Purchase Price by Underwriters:	99.550% of the principal amount of the Designated Securities, plus accrued interest from November 7, 2013	99.261% of the principal amount of the Designated Securities, plus accrued interest from November 7, 2013	99.076% of the principal amount of the Designated Securities, plus accrued interest from November 7, 2013

Maturity:	November 7, 2016	November 15, 2018	November 15, 2043

Interest Rate:	N/A	1.850%	4.650%

Interest Payment Dates:	February 7, May 7, August 7 and November 7, commencing February 7, 2014	May 15 and November 15, commencing May 15, 2014	May 15 and November 15, commencing May 15, 2014

Record Dates:	January 24, April 24, July 24 and October 24, immediately preceding the Interest Payment Dates	May 1 and November 1, immediately preceding the Interest Payment Dates	May 1 and November 1, immediately preceding the Interest Payment Dates

Redemption Provisions:	N/A	Make-Whole T+10basis points	Make-Whole T+15basis points

Par Call:	N/A	N/A	On or after May 15, 2043

Time of Sale:	2:45P.M., New York City time, November 4, 2013

Time of Delivery:	November 7, 2013

Form of Designated Securities:	Book-entry only form represented by one or more global securities deposited with The Depository Trust Company or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

Closing Location:	Mayer Brown LLP, 71 S. Wacker, Chicago, IL 60606

SCHEDULE II - 1

Names and Addresses of Designated Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Address for Notices, etc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Facsimile: (212) 901-7881

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036,

Attention: Investment Banking Division

Facsimile: (212) 507-8999

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (212) 816-7912

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

Facsimile: (866) 471-2526

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk — 3rd floor

Facsimile: (212) 834-6081

SCHEDULE II - 2

SCHEDULE III

Free Writing Prospectuses included in the Time of Sale Information

None.

SCHEDULE III - 1

SCHEDULE IV

Supplementing the Preliminary Prospectus

Supplement dated November 4, 2013

(To Prospectus dated November 14, 2011)

$1,000,000,000

Monsanto Company

$400,000,000 Floating Rate Senior Notes due 2016

$300,000,000 1.850% Senior Notes due 2018

$300,000,000 4.650% Senior Notes due 2043

Form for Pricing Term Sheet

November 4, 2013

Issuer:	Monsanto Company

Format:	SEC Registered

Trade Date:	November 4, 2013

Settlement Date:	November 7, 2013 (T+3)

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Citigroup Global Markets Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC

Co-Managers:

Barclays Capital Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

Rabo Securities USA, Inc.

Wells Fargo Securities, LLC

BNY Mellon Capital Markets, LLC

Fifth Third Securities, Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

UniCredit Capital Markets LLC

The Williams Capital Group, L.P.

Title:	Floating Rate Notes due 2016

Principal Amount:	$400,000,000

Maturity Date:	November 7, 2016

Interest Payment Dates:	February 7, May 7, August 7 and November 7, commencing February 7, 2014

Index Maturity:	Three months

Spread to LIBOR:	20 basis points

Designated LIBOR Page:	Bloomberg L.P. Page LIBOR01

SCHEDULE IV - 1

Interest Reset Period:	Quarterly

Interest Reset Dates:	February 7, May 7, August 7 and November 7, commencing February 7, 2014

Initial Interest Determination Date:	November 5, 2013

Interest Determination Date:	Second London banking day prior to Interest Reset Date

Price to Public:	100%

Day Count Convention:	Actual/360

CUSIP/ISIN:	61166WAL5/US61166WAL54

Title:	1.850% Senior Notes due 2018	4.650% Senior Notes due 2043

Principal Amount:	$300,000,000	$300,000,000

Maturity Date:	November 15, 2018	November 15, 2043

Interest Payment Dates:	May 15 and November 15, commencing May 15, 2014	May 15 and November 15, commencing May 15, 2014

Benchmark Treasury:	UST 1.250% due October 31, 2018	UST 2.875 % due May 15, 2043

Benchmark Treasury Price and Yield:	99-16 3/4; 1.349%	84-28+; 3.723%

Spread to Benchmark Treasury:	53 basis points	93 basis points

Yield to Maturity:	1.879%	4.653%

Coupon (Interest Rate):	1.850%	4.650%

Price to Public:	99.861%	99.951%

Redemption Provisions:	Make-Whole T+10 basis points	Make-Whole T+15 basis points

Par Call:	N/A	On or after May 15, 2043

CUSIP/ISIN:	61166WAM3/US61166WAM38	61166W AK7/US61166WAK71

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll-free at (800) 294-1322 or emailing dg.prospectus_requests@baml.com; Morgan Stanley & Co. LLC toll-free at (866) 718-1649; Citigroup Global Markets Inc., toll-free at (800) 831-9146; Goldman, Sachs & Co. toll-free at (866) 471-2526; or J.P. Morgan Securities LLC collect at (212) 834-4533.

SCHEDULE IV - 2